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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Trident Microsystems, Inc. of our report dated July 17, 1998, except for Note 10 which is as of July 24, 1998, appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in that Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
April 19, 1999